UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Explanatory Note
On February 8, 2021, Apollo Endosurgery, Inc. filed a Current Report on Form 8-K (the “Initial Report”) to announce, among other things, that we and Todd Newton agreed in principle to terms of separation, release and transition service agreements (the “Transition Agreements”) related to Mr. Newton’s departure as our Chief Executive Officer and Director. This Amendment No. 1 to the Initial Report is being filed to provide an update with respect to the effective date of the Transition Agreements and to file copies of the Transition Agreements.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2021, we and Mr. Newton entered into the Transition Agreements, each effective immediately, on the same terms and conditions set forth in the summary provided in the Initial Report.
The summary of the terms and conditions of the Transition Agreements provided in the Initial Report does not purport to be complete and is qualified in its entirety by reference to the Transition Agreements filed as exhibits to this Amendment No. 1 to the Initial Report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
10.1	Separation and Release Agreement, dated February 28, 2021, by and between Apollo Endosurgery, Inc. and Todd Newton.
10.2	Transition Services Agreement, dated February 28, 2021, by and between Apollo Endosurgery, Inc. and Todd Newton.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	March 3, 2021
		By:	/s/ Stefanie Cavanaugh
		Name:	Stefanie Cavanaugh
		Title:	Chief Financial Officer